                                                       REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      INTERNATIONAL CABLETEL INCORPORATED
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                     52-1822078
       (State of incorporation)             (I.R.S. employer identification no.)

                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
               (Address of principal executive offices; zip code)

    INTERNATIONAL CABLETEL INCORPORATED NONQUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of the Plan)

                            RICHARD J. LUBASCH, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      INTERNATIONAL CABLETEL INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 371-3714
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            THOMAS H. KENNEDY, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
Title of Securities to be          Amount to      Proposed Maximum Offer-       Proposed Maximum Ag-         Amount of
 Registered                            be       ing Price Per Share  (1)(2)  gregate Offering Price  (2)      Regis-
                                  Registered                                                              tration Fee  (3)
- --------------------------------------------------------------------------------------------------------------------------
Common Stock, par value              1,112,835  $25.625                      $28,516,396.88               $9,833.24
 $0.01 per share (including
 Series A Junior Participating
 Preferred Stock Purchase
 Rights)  (4)
==========================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the Nasdaq Stock Market's National Market on September 26, 1996.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

(4) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

                              Page 1 of 17 Pages

     Pursuant to Instruction E of Form S-8 with respect to the registration of additional securities, the Registration Statement dated December 7, 1992 of the registrant's predecessor company, OCOM Corporation, a Delaware corporation, filed on Form S-8 (File No. 33-55448), and all exhibits thereto, and the Registration Statement dated May 12, 1994 of the registrant, International CableTel Incorporated, filed on Form S-8 (File No. 33-78848), and all exhibits thereto, are incorporated by reference in this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

      5 Opinion of Richard J. Lubasch, Esq. regarding the legality of the securities being registered

      23.1   Consent of Richard J. Lubasch, Esq. (included as part of Exhibit 5)

      23.2   Consent of Ernst & Young LLP

      24     Powers of Attorney

                              Page 2 of 17 Pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 26th day of September, 1996.

                              INTERNATIONAL CABLETEL INCORPORATED


                              By:  /s/ Richard J. Lubasch
                                  ------------------------------------------
                                  Richard J. Lubasch
                                  Senior Vice President, General Counsel and
                                  Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Name                      Title                    Date
- -----------------------  --------------------------  ------------------

          *              Chairman of the Board,      September 26, 1996
- -----------------------  Chief Executive Officer
George S. Blumenthal     and Treasurer (Principal
                         Executive Officer)

          *              President, Chief Operating  September 26, 1996
- -----------------------  and Financial Officer and
J. Barclay Knapp         Director (Principal Finan-
                         cial Officer)

          *              Vice President-Controller   September 26, 1996
- -----------------------  (Principal Accounting
Gregg Gorelick           Officer)

                              Page 3 of 17 Pages


          *              Director                    September 26, 1996
- -----------------------
Sidney R. Knafel

          *              Director                    September 26, 1996
- -----------------------
Ted H. McCourtney

          *              Director                    September 26, 1996
- -----------------------
Del Mintz

          *              Director                    September 26, 1996
- -----------------------
Alan J. Patricof

          *              Director                    September 26, 1996
- -----------------------
Warren Potash

          *              Director                    September 26, 1996
- -----------------------
Michael S. Willner



* By: /s/ Richard J. Lubasch
      ----------------------
      Richard J. Lubasch
      Attorney-in-Fact

                              Page 4 of 17 Pages

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.    Description of Exhibit                           Page No.
- -----------    ----------------------                           --------
5              Opinion of Richard J. Lubasch, Esq.
               regarding the legality of the securities being
               registered                                          6

23.1           Consent of Richard J. Lubasch, Esq.
               (included as part of Exhibit 5)                     6

23.2           Consent of Ernst & Young LLP                        8

24             Powers of Attorney                                  9


                              Page 5 of 17 Pages